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                                                                    EXHIBIT 10.1


                             FIRST AMENDMENT TO THE
                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                   1999 LONG-TERM INCENTIVE COMPENSATION PLAN

      Amendment, dated as of August 1, 2001, to the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan (the "Plan").

      WHEREAS, the Board of Directors of Starwood Hotels & Resorts Worldwide, Inc. (the "Corporation") has determined that it is advisable and in the best interests of the Corporation that the Plan be amended as set forth in this First Amendment.

NOW, THEREFORE, the Corporation agrees, for its benefit and the benefit of the Plan Participants, as follows:

      1. Article 2 of the Plan is hereby amended by adding the following defined term and renumbering the sections following the new definition accordingly:

            "2.29 "Retirement" means termination of employment other than for Cause after a Participant has reached the age of 55 years and has completed at least five years of service (full-time or full-time equivalent), provided that the sum of the age of Participant plus the number of years of service (full-time or full-time equivalent) is equal to at least 65."

      2. Section 3.2 is hereby amended by capitalizing the terms "retirement" and "disability" that appear in such Section of the Plan. Such terms shall appear as "Retirement" and "Disability."

      3. Article 6 is hereby amended by adding the following paragraph (f) under Section 6.8 of the Plan:

            "(f) Retirement. Unless otherwise specified in the Award Agreement relating to an Option, upon Retirement, a Participant's Option shall continue to vest as set forth in the Award Agreement relating to such Option and the Participant may exercise any vested portion of an Option up until and including the earliest to occur of (i) the fifth anniversary of the Participant's effective date of Retirement and (ii) the expiration date of the term of such Option; provided, however, that any unvested portion of an Option not exercised by the fifth anniversary of the Participant's effective date of Retirement shall be canceled. The foregoing notwithstanding, during the five year period beginning from the date of Retirement, all vested but unexercised Options and all unvested Options held by Participant will be canceled in the event Participant accepts any employment, assignment, position of responsibility, or acquires any ownership interest (other than holding and making investments in common equity securities of any corporation, limited partnership or other entity that has its common equity securities traded in a generally recognized market, provided such equity interest therein does not exceed 5% of the
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            outstanding shares or equity interests in such corporation, limited partnership or other entity), which involves the Participant's participation in a hotel and leisure company engaged in the operation of owned hotels, management of hotels, franchising hotels, development and operation of vacation ownership resorts or the marketing and selling of vacation ownership interests."

      4. Article 8 is hereby amended by adding the following paragraph (c) under Section 8.7:

            "(c) Retirement. Unless otherwise specified in the Award Agreement relating to a Restricted Stock Award, upon Retirement, a Restricted Stock Award will continue to vest as set forth in the Award Agreement relating to such Restricted Stock Award, provided that any unvested portion of a Restricted Stock Award will be canceled on the fifth anniversary of the Participant's effective date of Retirement. The foregoing notwithstanding, during the five year period beginning from the date of Retirement, all unvested Restricted Stock Awards held by Participant will be canceled in the event Participant accepts any employment, assignment, position or responsibility, or acquires any ownership interest (other than holding and making investments in common equity securities of any corporation, limited partnership or other entity that has its common equity securities traded in a generally recognized market, provided such equity interest therein does not exceed 5% of the outstanding shares or equity interests in such corporation, limited partnership or other entity), which involves the Participant's participation in a hotel and leisure company engaged in the operation of owned hotels, management of hotels, franchising hotels, development and operation of vacation ownership resorts and the marketing or selling of vacation ownership interests."

      5. The first paragraph of Section 9.5 shall be amended in its entirety as follows:

            "9.5 Termination of Employment Due to Death, Disability or Retirement. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment of a Participant is terminated by reason of death, Disability or Retirement, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Committee its discretion."

      6. All capitalized terms used in this First Amendment and not otherwise defined herein shall have the respective meanings assigned thereto in the Plan.

      7. Except as otherwise specifically set forth herein, all terms and provisions of the Plan shall remain in full force and effect and shall be unmodified by the effectiveness of this First Amendment.

         IN WITNESS WHEREOF, Starwood Hotels & Resorts Worldwide, Inc. has adopted this First Amendment to the 1999 Long-Term Incentive Compensation Plan
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      on August 1, 2001 and such Amendment shall apply as of such date of adoption to all awards made on or after February 1, 2001.

                                    STARWOOD HOTELS & RESORTS
                                     WORLDWIDE, INC.



                                    By: /s/ David K. Norton
                                        --------------------------------
                                        Name:  David K. Norton
                                        Title: Executive Vice President,
                                               Human Resources